UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  September 24, 2008
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52975	20-0573058

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)
(702) 383-5242
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2008, Edward W. Martin, III, age 43, was appointed as Chief Financial Officer and Treasurer of American Casino & Entertainment Properties LLC, or ACEP, effective immediately. Mr. Martin has held several positions in finance, development, strategic planning and operations with several Las Vegas casino operators. From September 2003 through April 2008, Mr. Martin was the Vice President of Gaming Development for Station Casinos, Inc, a Las Vegas casino operator, in which position he was responsible for setting strategy related to acquisitions and new development opportunities and overseeing the operations of various casino properties. Prior to that, he was the Senior Vice President of Finance and Strategic Planning for Silverton Casino, LLC, a Las Vegas casino operator, where he was responsible for the strategic redevelopment of its flagship property, the Silverton Casino. Mr. Martin also served as the Chief Financial Officer of Maloof Companies.
The current terms of Mr. Martin’s employment with ACEP includes a base salary of $300,000 and a discretionary bonus. ACEP expects to enter into a written employment agreement with Mr. Martin in the near future.
On September 25, 2008, Frank V. Riolo, ACEP’s President, was elected to the ACEP managing board. He was elected to the compensation and audit committees of the board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (Registrant)
By:	/s/ Frank Riolo
Frank Riolo
President

Date: October 1, 2008